UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 26, 2019

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2019, electroCore, Inc. (the “Company”) entered into an Offer Letter providing for the appointment of Daniel Goldberger, 60, as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, effective as of October 1, 2019. As a Class I director, Mr. Goldberger’s term lasts until the Company’s 2022 annual meeting of stockholders.

Since January 2018, Mr. Goldberger served as the Chief Executive Officer of Synergy Disc Replacement Inc., a private company commercializing a proprietary total disc implant for cervical spine therapy. In connection with his appointment as Chief Executive Officer of the Company, Mr. Goldberger is stepping down as CEO of Synergy Disc. Since April 2018, Mr. Goldberger also has served at Repro Med Systems, Inc. (“Repro Med”), a public medical device company with a focus on ambulatory infusion, where he has held the positions of lead independent director, interim chief executive officer and director, now serving as its executive chairman. In connection with his appointment as Chief Executive Officer of the Company, Mr. Goldberger is stepping down as executive chairman of Repro Med but is expected to continue serving as a non-executive director. From July 2017 to September 2017, Mr. Goldberger served as chief executive officer of Milestone Medical, Inc. Prior to this he served as the chief executive officer of Xtant Medical Holdings, Inc. from August 2013 to January 2017. He also served as the chief executive officer of Sound Surgical Technologies LLC from April 2007 to February 2013. Mr. Goldberger also served on the boards of Xtant Medical Holdings, Inc., Sound Surgical, Xcorporeal and Glucon. He currently serves as an advisor to investment funds Meridian Capital and Wellfleet Capital. Mr. Goldberger earned a B.S. in Mechanical Engineering from The Massachusetts Institute of Technology, and a M.S. in Mechanical Engineering from Stanford University.

Mr. Goldberger has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Goldberger and any other persons pursuant to which he was selected as a director.

Pursuant to his Offer Letter (the “Agreement”), Mr. Goldberger will serve as Chief Executive Officer of the Company effective as of October 1, 2019 (the “Start Date”), and will be paid an annual base salary of $500,000, as the same may be adjusted in the Company’s discretion. In addition, Mr. Goldberger is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 50% of his annual base salary, payable at the discretion of the Board or the Compensation Committee of the Board. Pursuant to the Agreement, Mr. Goldberger is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time. Additionally, the Offer Letter provides Mr. Goldberger with expense reimbursement for up to $100,000 of moving expenses.

Pursuant to the Agreement, Mr. Goldberger was granted a long-term equity incentive grant and a one-time new hire equity incentive grant, in the form of an option to purchase shares of the Company’s common stock having an aggregate estimated value of $1,200,000 on the Start Date and 215,053 restricted stock units (“RSUs”). Such option and the RSUs vest 25% on each of the four year anniversaries of the Start Date, subject to Mr. Goldberger’s continued employment by the Company on the applicable vesting date. Mr. Goldberger’s option grant has an exercise price per share equal to $1.86, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

Pursuant to the Agreement, Mr. Goldberger agreed to be bound by the Company’s standard Employee Confidentiality and Assignment Agreement, including the non-compete and non-solicitation covenants contained therein. As additional consideration for such covenants, the Company agreed, pursuant to the Agreement, that Mr. Goldberger will be covered by the Company’s Executive Severance Policy, as such policy may be in effect from time to time. Additionally, Mr. Goldberger and the Company entered into the Company’s standard form of indemnification agreement for directors and executive officers.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective as of the Start Date, and as previously disclosed pursuant to the Separation and Release Agreement dated June 10, 2019, Francis Amato is no longer serving as the Chief Executive Officer or a member of the Board. Mr. Amato’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 8.01. Other Events

On September 26, 2019, a purported stockholder of the Company served a putative class action lawsuit in the United States District Court for the District of New Jersey captioned Allyn Turnofsky vs. electroCore, Inc., et al., Case 3:19-cv-18400. In addition to the Company, the defendants include present and past directors and officers and the underwriters for the Company’s initial public offering. The plaintiff seeks to represent a class of stockholders who (i) purchased common stock of the Company in its initial public offering (the “IPO”) or whose purchases are traceable to the IPO, or (ii) who purchased common stock of the Company between the IPO and September 25, 2019. The complaint alleges that the defendants violated Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Exchange Act of 1934, with respect to (i) the registration statement and related prospectus for the IPO, and (ii) certain later public disclosures. The complaint seeks unspecified compensatory damages, interest, costs and attorneys’ fees. The Company intends to vigorously defend itself; however, in light of, among other things, the preliminary stage of the litigation, the Company is unable to provide any assurances as to the ultimate outcome of the lawsuit and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Offer Letter, dated as of September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

October 2, 2019	/s/ Brian Posner
Brian Posner
Chief Financial Officer